                                                                    Exhibit 23.2



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to The Theory Center, Inc. Amended and Restated 1999 Stock Option/ Stock Issuance Plan of BEA Systems, Inc. of our report dated February 23, 1999, with respect to the consolidated financial statements and schedule of BEA Systems, Inc. included in its Annual Report (Form 10-K) for the year ended January 31, 1999, filed with the Securities and Exchange Commission.


                                             /s/ ERNEST & YOUNG LLP


Palo Alto, California
December 1, 1999